The Prudential Series Fund, Inc.
For the fiscal period ended 12/31/2007
File number 811-03623

                                  SUB-ITEM 77D
                  Policies With Respect to Security Investment


                              ADVANCED SERIES TRUST
                        AST International Value Portfolio
                        AST Advanced Strategies Portfolio

                           THE PRUDENTIAL SERIES FUND
                                Global Portfolio
                        SP International Value Portfolio

               PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION
                                DATED MAY 1, 2007

                         SUPPLEMENT DATED JUNE 20, 2007


Robert Vishny has announced his intention to retire from LSV Asset Management, effective on or about December 31, 2007. Josef Lakonishok, Menno Vermeulen and Puneet Mansharamani will continue to serve as portfolio managers following Mr. Vishny's retirement.

To reflect this change, effective on or about December 31, 2007, all references and information pertaining to Mr. Vishny contained in the Prospectus or Statement of Additional Information are deleted.








ASTSUP1
PSFSUP2